Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69306; No. 33-62887; No. 333-05987; and No.
333-59941) of Michael Baker Corporation of our report dated October 1, 1999, which appears within Item 7(a) of Michael Baker Corporation's Form 8-K/A dated November 15, 1999.



/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP
Pittsburgh, Pennsylvania
November 15, 1999